UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2007
Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2007, ABE Heartland, LLC, a subsidiary of Advanced BioEnergy, LLC (the “Company”), amended its credit agreement with Kruse Investment Company, Inc. (the “Kruse Credit Agreement”).  The amendment extends the maturity date of the outstanding balance and any unpaid interest to the earlier of October 12, 2007 or the closing by Heartland Grain Fuels, L.P., a subsidiary of the Company, of a credit facility in the amount of approximately $98.7 million with WestLB AG, New York Branch.

The amendment is attached as Exhibits 10, and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

10	Amendment No. 2 dated as of September 30, 2007 to Credit Agreement dated as of February 12, 2007 by and between ABE Heartland, LLC and Kruse Investment Company, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2007                                                                         ADVANCED BIOENERGY, LLC

By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10	Amendment No. 2 dated as of September 30, 2007 to Credit Agreement dated as of February 12, 2007 by and between ABE Heartland, LLC and Kruse Investment Company, Inc.	Filed Electronically